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Exhibit 10.4

AMENDMENT TO
FOREST OIL CORPORATION
AMENDED AND RESTATED
2005 SALARY DEFERRED COMPENSATION PLAN

        WHEREAS, Forest Oil Corporation (the "Company") sponsors the Forest Oil Corporation Amended and Restated 2005 Salary Deferred Compensation Plan, as amended (the "Plan"), for the benefit of its eligible employees; and

        WHEREAS, no employees have commenced participation in the Plan after December 31, 2005, no compensation deferral elections under Section 4(a) of the Plan have been made under the Plan with respect to any period after such date, and the Company has no intention of permitting any employee to commence participation in the Plan or to make such compensation deferral elections under the Plan in the future; and

        WHEREAS, participants in the Plan were never offered deferral elections with respect to unvested restricted stock or compensatory stock options; and

        WHEREAS, the Company desires to amend the Plan in certain respects;

        NOW, THEREFORE, the Plan shall be amended as follows, effective as of August 30, 2007:

        1.     The following new paragraph shall be added to the end of Section 1 of the Plan:

          "Notwithstanding any provision in the Plan to the contrary, (a) no deferral elections have been or may be made under the Plan with respect to unvested restricted stock or compensatory stock options, (b) no individual who is not a Participant in the Plan as of December 31, 2005, shall become a Participant in the Plan, and (c) no Participant in the Plan shall be permitted to make a compensation deferral election under Section 4(a) of the Plan with respect to any period after December 31, 2005."

        2.     The following shall be added to the end of Section 2(d)(iii) of the Plan:

  "A transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to: (1) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock; (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company; (3) a person, or more than one person acting as a group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company; or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in clause (3) of this sentence."

        3.     Section 2(d)(vi) of the Plan shall be deleted and the following shall be substituted therefor:

          "(vi) Interpretation under Code Section 409A. The definition of Change in Control under this Section 2(d) is intended to comply with applicable definitions and requirements of Code Section 409A(a)(2)(A)(v) and Treasury Regulation section 1.409A-3(i)(5), and shall be interpreted consistently therewith."

        4.     The reference to "Section 4(c)" in each of Section 2(o) and Section 2(p) of the Plan shall be deleted and a reference to "Section 4(d)" shall be substituted therefor.

        5.     The reference to "Code Section 409A(a)(2)(B)(i)" in Section 2(x) of the Plan shall be deleted and a reference to "Code Section 409A(a)(2)(A)(i)" shall be substituted therefor.

        6.     The following shall be added to the end of Section 2(y) of the Plan:

  "By participating in the Plan, all Participants agree to be bound by the Company's determination of its Specified Employees in accordance with any of the methods permitted under the regulations issued under Code Section 409A."

        7.     The following shall be added to the end of Section 3(f) of the Plan:

  "Any reimbursement of costs and fees required under this Section 3(f) shall be made not later than the close of the Participant's taxable year following the taxable year in which the Participant incurs the expense; provided, however, that, upon the Participant's Separation from Service, in no event shall any additional reimbursement be made prior to the date that is six months after the date of the Participant's Separation from Service to the extent such payment delay is required under Code Section 409A(a)(2)(B)(i). In no event shall any reimbursement be made to a Participant for such costs and fees incurred after the later of (i) the Participant's death or (B) the date that is 10 years after the date of the Participant's Separation from Service."

        8.     The reference to "Section 7(b)" in Section 7(b) of the Plan shall be changed to "Section 7(a)" and the reference to "five (5) years" in Section 7(b) of the Plan shall be changed to "three (3) years".

        9.     As amended hereby, the Plan is specifically ratified and reaffirmed.

        IN WITNESS WHEREOF, the undersigned has caused these presents to be executed this 30th day of August, 2007.

FOREST OIL CORPORATION
By:	/s/ CYRUS D. MARTER IV Cyrus D. Marter IV Vice President, General Counsel & Secretary

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  Exhibit 10.4